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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of ArQule, Inc. on Form S-3 of our report dated February 9, 1998, except as to the last paragraph of Note 2, which is as of April 17, 1998, which appears on page 21 of ArQule's 1997 Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
August 24, 1998










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